CERTIFICATE OF AMENDMENT

                                     OF THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                  SALOMON SMITH BARNEY ORION FUTURES FUND L.P.

                            UNDER SECTION 121-202 OF

                       THE REVISED LIMITED PARTNERSHIP ACT



     THE UNDERSIGNED, being the withdrawing general partner and the admitted general partner of Salomon Smith Barney Orion Futures Fund L.P., for the purpose of amending the Certificate of Limited Partnership of Salomon Smith Barney Orion Futures Fund L.P. pursuant to Section 121-202 of the Revised Limited Partnership Act of New York, does hereby certify:

     1. The name of the limited partnership is as follows:

    Salomon Smith Barney Orion Futures Fund L.P. (the "Limited Partnership")

     2. The date of filing of the Certificate of Limited Partnership of the Limited Partnership was March 22, 1999.

     3. The post office address within or without New York State to which the Secretary of State shall mail a copy of any process against the Limited Partnership served upon him is being amended such that Article 3 of the Certificate of Limited Partnership of the Limited Partnership is hereby amended to read in its entirety as follows:

          3. The Secretary of State of the State of New York is hereby designated the agent of the limited partnership upon whom process served against the limited partnership may be served. The post office address within or without New York State to which the Secretary shall mail a copy of any process against the limited partnership served upon him is:

                     c/o Smith Barney Futures Management LLC
                        388 Greenwich Street - 7th floor
                            New York, New York 10013
                            Attention: David J. Vogel

     4. The Certificate of Limited Partnership of the Limited Partnership is being amended to reflect the admission of a general partner and the withdrawal of a general partner. The name of the admitted general partner is Smith Barney Futures Management LLC whose date of admission is April 1, 2001. The name of the withdrawing general partner is SFG Global Investments, Inc. whose address is 21 Milk Street, 5th Floor, Boston, Massachusetts 02109 and whose date of withdrawal is April 1, 2001. Article 5 of the Certificate of Limited Partnership of the Limited Partnership is hereby amended to read in its entirety as follows:

     5. The name and business or residence address of each general partner is as follows:

                       Smith Barney Futures Management LLC
                        388 Greenwich Street - 7th floor
                            New York, New York 10013


          5.   This Amendment shall be effective upon filing.

          THE  REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this [3]rd day of [April] 2001, and affirm the statements contained herein as true under penalties of perjury.



                                       Admitted General Partner:

                                       SMITH BARNEY FUTURES MANAGEMENT LLC





                                       By:  /s/ David J. Vogel
                                            Name:    David J. Vogel
                                            Title:   President





                                       Withdrawing General Partner:

                                       SFG Global Investments, Inc.





                                       By:  /s/ Donald S. Chadwick
                                            Name:    Donald S. Chadwick
                                            Title:   President